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                                                                  EXHIBIT 10.30

                            [GELMAN SCIENCES LOGO]

                      NON-QUALIFIED STOCK OPTION AGREEMENT



TO:    George Uveges

FROM:  Charles Gelman

DATE:  August 21, 1996


     The Board of Directors, the Corporation hereby grants you an option (the "Option") to purchase 20,000 shares of the Common Stock, $.10 par value, of the Corporation (the "Shares") at $22.875 per share, upon the terms and conditions contained in this Agreement.

1. The Option is intended to be an option which does not qualify as an incentive stock option within the meaning of the Internal Revenue Code of 1986, as amended.

2. The Option may not be transferred by you otherwise than by will or by the laws of descent and distribution and, during your lifetime, the Option is exercisable only by you.

3. Subject to the terms contained in this Agreement, you may exercise the Option in accordance with the following schedule:

           5,000 shares will be exercisable on August 21, 1997 5,000 shares will be exercisable on August 21, 1998 5,000 shares will be exercisable on August 21, 1999 5,000 shares will be exercisable on August 21, 2000

4. In the event of a change in control of the Corporation, the right to exercise all options shall vest immediately upon such change. For purposes of this provision, "change in control" means any of the following: (1) the acquisition of beneficial ownership by any person or entity (or more than one (1) person or entity acting as a group) of a majority of the outstanding voting shares of the Corporation; (2) a tender offer made and consummated for at least thirty-three percent (33%) of Corporation's common stock; (3) the acquisition or beneficial ownership by any person or entity (or more than one (1) person or entity acting as a group) of more than fifty-one percent (51%) of the total fair market value of the Corporation's assets; or (4) a majority of the members of the Board are replaced within a one (1) year period.

5. This Option will expire (to the extent not previously exercised) on the tenth anniversary of the date of this Agreement, unless terminated earlier upon your termination of employment with the Corporation or any subsidiary or your death, which are governed by Paragraphs 5 and 6 of this Agreement, respectively.

6. If your employment with the Corporation or any subsidiary of the Corporation terminates for any reason other than your death, you have the right for a period of 90 days following such termination, but in no event subsequent to the expiration date of the Option, to




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     exercise that portion of the Option, if any, which is exercisable by you on the date of termination of your employment.

7. If your employment with the Corporation or any subsidiary of the Corporation terminates by reason of your death, the Option, to the extent it is exercisable on the date of your death, may be exercised for a period of 180 days following your death, but in no event subsequent to the expiration date of the Option, by your legal representative or by the person or persons to whom your rights shall pass by will or by the laws of descent and distribution.

8. The Option shall be exercised by giving a written notice to the Secretary of the Corporation. Such notice shall specify the number of Shares to be purchased, the name in which you desire to have the shares registered, your address and your social security number and shall be accompanied by payment in full in cash, or, with the consent of the Corporation's Board of Directors, in Common Stock of the Corporation, of the aggregate option price for the number of Shares purchased. Such exercise shall be effective only upon the actual receipt of such written notice and no rights or privileges of a shareholder of the Corporation in respect of any of the Shares issuable upon exercise of any part of the Option shall inure to you or any other person who is entitled to exercise the Option unless and until certificates representing such Shares shall have been issued.

9. Nothing contained in this Agreement, nor any action taken by the Corporation, shall confer upon you any right with respect to continuation of your employment by the Corporation or any subsidiary of the Corporation.

10. If, upon or as a result of your exercise of the Option, there shall be payable by the Corporation any amount for income tax withholding, you will pay such amount to the Corporation to reimburse the Corporation for such income tax withholding.

11. By agreeing to and accepting this agreement, you agree that the option previously granted to you on June 13, 1996, by the Compensation Committee of the Board of Directors of the Corporation, is hereby rescinded and cancelled, and the option spoken of in this agreement is in lieu thereof.

                                                Sincerely yours,
                                                GELMAN SCIENCES INC.



                                                /s/ Charles Gelman
                                                Charles Gelman
                                                Chairman of the Board

The above is agreed to and accepted:


/s/  George Uveges
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Dated: August 21, 1996
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